Exhibit 99.1

Contacts:
Investors	Media
Andrew Kramer	Maribel Lopez
Vice President of Investor Relations	Manager, Marketing & Corporate Communications
978-614-4279	781-362-4330
IR@netscout.com	Maribel.Lopez@netscout.com

NETSCOUT SYSTEMS Reports Preliminary Financial Results

for Fourth Quarter and Full Fiscal Year 2019

WESTFORD, Mass., April 9, 2019 – NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced preliminary financial results for its fourth quarter and fiscal year ended March 31, 2019. The preliminary results announced today are subject to change based on the completion of the Company’s quarter-end review process.

NETSCOUT expects that its fourth-quarter fiscal year 2019 revenue will be approximately $15 million lower than originally anticipated, primarily due to delayed revenue recognition on a large service assurance project at an international mobile operator. The Company was unable to make up for this shortfall amid a difficult service provider capital spending environment. Despite the lower-than-expected revenue, NETSCOUT anticipates a solid quarterly GAAP and non-GAAP EPS performance due to healthy gross margins resulting from a more favorable product mix and lower operating costs. The Company’s full fiscal year 2019 GAAP net loss per share (diluted) and the Company’s full fiscal year 2019 non-GAAP net income per share (diluted) are expected to be around the mid-point of its prior January 2019 guidance range.

Anil Singhal, NETSCOUT’s president and CEO, stated, “Our fourth-quarter fiscal year 2019 revenue shortfall was primarily caused by a longer-than-expected implementation schedule for the largest phase of a $15 million project at an international mobile operator, which delayed revenue recognition. Nevertheless, we expect that the revenue associated with this phase of our customer’s project will be recognized within the next several quarters. Despite this delay, we produced another quarter of solid top-line results in our enterprise customer segment and experienced a relatively strong performance in our security product area. Healthy gross margins aided by good adoption of our software-centric offerings and cost controls throughout the year played important roles in our ability to successfully achieve our prior EPS guidance.”

Singhal concluded, “As we move forward, we believe that the most severe headwinds impacting our revenue performance in recent years have largely subsided, and we remain focused on executing key elements of our strategy that we believe are integral to driving improved, sustainable financial performance. Our plans for fiscal year 2020 anticipate both organic top-line growth and EPS growth. We will share more insight when we report our full-year fiscal year 2019 results next month.”

Anticipated Q419 and FY19 Revenue and EPS (Diluted) Performance

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The Company currently expects fourth-quarter fiscal year 2019 GAAP and non-GAAP revenue of approximately $235 million with fiscal year 2019 GAAP revenue of approximately $908 million and fiscal year 2019 non-GAAP revenue of approximately $910 million.

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The Company’s fourth-quarter fiscal year 2019 GAAP net income per share (diluted) and full fiscal year 2019 GAAP net loss per share (diluted) performance are anticipated to be around the mid-point of its prior January 2019 guidance range. The Company’s fourth-quarter and full fiscal year 2019 non-GAAP net income per share (diluted) performance are anticipated to be around the mid-point of its prior January 2019 guidance range.

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The Company’s January 2019 guidance for fiscal year 2019 GAAP net loss per share (diluted) ranged from $0.96 to $0.89, which implied fourth-quarter fiscal year 2019 GAAP net income per share (diluted) in the range of $0.21 per share to $0.27 per share. The Company’s January 2019 guidance for fiscal year 2019 non-GAAP net income per share (diluted) ranged from $1.30 to $1.35, which implied fourth-quarter fiscal year 2019 non-GAAP net income per share (diluted) in the range of $0.59 to $0.64.

•	NETSCOUT’s tax rate assumptions for the January 2019 guidance have remained unchanged at this time.

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The Company anticipates that its average weighted shares outstanding for the fourth quarter of fiscal year 2019 will be approximately 78.6 million versus its January 2019 guidance that assumed 78.2 million average weighted shares outstanding for the fourth quarter of fiscal year 2019. NETSCOUT anticipates that its average weighted shares outstanding for fiscal year 2019 will be approximately 78.6 million for GAAP net loss per share (diluted) and 79.3 million for non-GAAP net income per share (diluted) versus its January 2019 guidance that assumed 79.3 million for GAAP net loss per share (diluted) and non-GAAP net income per share (diluted).

•	A reconciliation of the preliminary fourth-quarter and full fiscal year 2019 GAAP and non-GAAP results is included in the attached financial tables.

Q419 and FY19 Results Conference Call Date and Instructions:

NETSCOUT plans to announce its fourth-quarter and fiscal year-end 2019 financial results for the period ended March 31, 2019 on Tuesday, May 7, 2019 at approximately 7:30 a.m. ET. NETSCOUT will host a corresponding conference call and live webcast to discuss its financial results and its outlook for fiscal year 2020 on the same day at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ419. A replay of the call will be available after 12:00 p.m. ET on May 7, 2019 for approximately one week. The number for the replay is (800) 283-8217 for U.S./Canada and (402) 220-0868 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT’s press release in accordance with accounting principles generally accepted in the United States (“GAAP”), NETSCOUT also reports the following non-GAAP measures: non-GAAP revenue, non-GAAP net income and non-GAAP net income per share (diluted). Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, as well as revenue impacted by the amortization of intangible assets. Non-GAAP net income and non-GAAP net income per share (diluted) includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, transitional service agreement income, restructuring charges, intangible asset impairment charges, loss on divestiture, costs related to new accounting standard implementation, and certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services and business development and integration costs while adding back transitional service agreement income, net of related income tax effects. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached table within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating profit, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT’s prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statement related to the Company’s anticipated fourth-quarter and fiscal year-end financial results and related performance trends for NETSCOUT; the statement that the revenue related associated with this phase of our customer’s project will be recognized within the next couple of quarters; the statement that the most severe headwinds impacting our revenue performance in recent years have largely subsided and that we remain focused on executing key elements of our strategy that we believe are integral to driving improved, sustainable financial performance; the statement that our plans for fiscal year 2020 anticipate both organic top-line growth and EPS growth, constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include potential differences between NETSCOUT’s preliminary results and the final results for the quarter ended March 31, 2019 as a result of the completion of financial reporting processes and review, slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and the Company’s subsequent Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2019 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures:

Preliminary Fourth-Quarter and Full Fiscal Year 2019 Financial Results

(Unaudited)

	Three Months Ended	Twelve Months Ended
	March 31, 2019	March 31, 2019
GAAP revenue	~$235 million	~$908 million

Deferred service revenue fair value adjustment	Less than $1m	~$1 million
Deferred product revenue fair value adjustment	—	Less than $1 million

Non-GAAP revenue	~$235 million	~$910 million

GAAP Net Income	~$17 million to ~$22 million	(~$76 million) to (~$70 million)

Deferred service revenue fair value adjustment	Less than $1 million	~$1 million
Deferred product revenue fair value adjustment	—	Less than $1 million
Share-based compensation expense	~$12 million	~$56 million
Amortization of acquired intangible assets	~$24 million	~$106 million
Business development and integration expense*	~$2 million	~$4 million
New standard implementation expense	—	~$1 million
Loss on Divestiture	Less than $1 million	~$9 million
Restructuring charges	~$1 million	~$19 million
Impairment of Intangibles	—	~36 million

Total Adjustments	~$40 million	~$232 million
Related impact of adjustments on income tax**	(~$10 million)	(~54 million)

Non-GAAP Net Income	~$46 million to ~$50 million	~$103 million to $107 million

GAAP net income per share (diluted)	$0.21 to $0.27	($0.96) to ($0.89)
Non-GAAP net income per share (diluted)	$0.59 to $0.64	$1.30 to $1.35

Average Weighted Shares Outstanding (diluted GAAP)	78.6 million	78.6 million
Average Weighted Shares Outstanding (diluted non-GAAP)	78.6 million	79.3 million

*	Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense
**	Assumes a non-GAAP effective tax rate of ~25% for the three months and 12 months ended March 31, 2019, respectively.

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